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                   [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]



                                   August 26, 1997

Pacific Innovations Trust
103 Bellevue Parkway
Wilmington, Delaware 18809

Gentlemen and Ladies:

        We hereby consent to the reference to our name under the heading "General Information -- Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 1 to the registration statement on Form N-1A for Pacific Innovations Trust (File Nos. 33-14191 and 811-07863) and to the filing of this consent as an exhibit to the registration statement.


                                Very truly yours,

                                VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                By:  /s/ Cathy G. O'Kelly
                                   ---------------------------------------
                                         Cathy G. O'Kelly


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